UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2026 (October 26, 2026)

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern,
Pennsylvania
19355
(Address of Principal
Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 26, 2026, CubeSmart, L.P. (the “Operating Partnership”), as borrower, and CubeSmart (the “Company”), as parent guarantor, entered into a Term Loan Agreement (the “Term Loan Agreement”) with the lenders referred to therein (the “Lenders”) and PNC Bank, National Association, as administrative agent for the Lenders (the “Agent”). The facility under the Term Loan Agreement is comprised of a $300 million unsecured term loan (the “Term Loan Facility”) that was funded in full at the closing and matures on January 10, 2031. The Operating Partnership has a one-time option to extend the maturity date of the Term Loan Facility by one year, subject to the payment of an extension fee equal to 0.125% of the aggregate outstanding principal amount of such Lender’s loans and other customary conditions. Subject to certain conditions, the Operating Partnership may request additional term loans so that aggregate outstanding loans under the Term Loan Facility total up to $1.0 billion, although no Lender is obligated to provide such additional term loans. The Operating Partnership may prepay the loans under the Term Loan Facility, in whole or in part, at any time without premium or penalty, and amounts prepaid may not be reborrowed.

Pricing on the Term Loan Facility is dependent upon the Company’s unsecured debt credit ratings and leverage levels. Based on the Company’s unsecured debt credit ratings and leverage levels as of June 30, 2026, amounts drawn under the Term Loan Facility are priced at 0.800% over the daily simple secured overnight financing rate (“SOFR”), as determined by the Federal Reserve Bank of New York, with no SOFR floor.

The Operating Partnership used the amounts funded at closing to repay amounts drawn under its unsecured revolving credit facility.

The Term Loan Agreement contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require the Company and the Operating Partnership to comply with leverage and fixed charge coverage ratio tests. The Lenders may accelerate amounts outstanding under the Term Loan Agreement upon the occurrence of an event of default, including the Operating Partnership’s and the Company’s failure to pay amounts due or filing of bankruptcy proceedings.

The Operating Partnership and the Company are jointly and severally obligated under the Term Loan Agreement.

The foregoing description of the Term Loan Agreement is qualified in its entirety by the full terms and conditions of the Term Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement dated as of October 26, 2026 by and among CubeSmart, L.P., CubeSmart, the Lenders referred to therein, and PNC Bank, National Association, as administrative agent for the Lenders.
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
Date: October 29, 2026	Title:	Chief Legal Officer and Secretary

CUBESMART, L.P.

By: CUBESMART, its general partner

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
Date: October 29, 2026	Title:	Chief Legal Officer and Secretary

3